Exhibit 10.4

EIKON THERAPEUTICS, INC.

AMENDED AND RESTATED NOTICE OF STOCK OPTION GRANT

Roger M. Perlmutter

[***]

You (the “Optionee”) have been granted an option (the “Option”) to purchase Common Stock of Eikon Therapeutics, Inc., a Delaware corporation (the “Company”) as follows. The Option was granted under and originally evidenced by a Notice of Stock Option Grant and Stock Option Agreement entered into by and between you and the Company on or about the Date of Grant specified below (the “Prior Stock Option Agreement”). In connection with the Company’s repricing of the Option on the Repricing Date set forth below, effective as of the Repricing Date, this Option will be governed by the terms and conditions of this Amended and Restated Notice of Stock Option Grant and the Stock Option Agreement attached hereto (the “Stock Option Agreement”), and this Amended and Restated Notice of Stock Option Grant and the Stock Option Agreement shall supersede and restate the Prior Stock Option Agreement in its entirety.

Date of Grant:	February 4, 2022

Vesting Commencement Date:	January 6, 2022

Repricing Date:	April 2, 2025

Exercise Price per Share:	$1.32

Total Number of Shares Granted:	6,488,147 shares of Common Stock (the “Shares”)

Total Exercise Price:	$8,564,354.04

Type of Option:	Non-Qualified Stock Option, Issued Pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended

Expiration Date:	February 3, 2032

Vesting Schedule:	This Option shall vest and become exercisable as to 1/48th of the Shares on each monthly anniversary of the Vesting Commencement Date so that all the Shares shall be fully vested and exercisable 48 months after the Vesting Commencement Date, conditioned on Optionee’s continuous service with the Company through each applicable monthly vesting date and the other terms and conditions set forth herein.

Subject to the provisions below, no unvested or unexercisable Shares shall become vested or become exercisable, as the case may be, after Optionee’s Termination (as defined in Section 19 of the Stock Option Agreement). Optionee shall in no event be entitled under this Option to purchase a number of Shares of the Company’s Common Stock greater than the “Total Number of Shares Granted” indicated above. If the application of this vesting schedule results in a fractional Share for any vesting period, such Share shall be rounded down to the nearest whole Share and the fractional Share shall be added to the Shares vesting at the next vesting date. This Option may not be exercised for a fractional Share.

Accelerated Vesting:	Double Trigger Acceleration. Notwithstanding the foregoing, in the event that at any time while any portion of the Option has not yet vested and Optionee’s services to the Company have not been previously Terminated: (x) the Company undergoes a Change of Control (as defined below) and (y) upon or within the twelve (12) month period after such Change of Control, Optionee is Terminated without Cause (as defined below) or Optionee has Terminated his services for Good Reason (as defined below), then upon the date that a release and waiver of claims in a form acceptable to the Company, or its successor, and signed by Optionee (a “Release”) is no longer revocable by Optionee, one hundred percent (100%) of the then vested portion of the Option shall vest.

Single Trigger Acceleration:	Notwithstanding the foregoing, if Optionee’s services to the Company are Terminated by the Company without Cause, or Optionee Terminates his services to the Company for Good Reason and Optionee executes a Release, then, upon the date that such Release becomes irrevocable by him, the portion of the Option which would have become vested pursuant to the Vesting Schedule paragraph set forth above during the twelve (12) month period immediately following the effective date of such Termination had there not been such Termination shall automatically become vested. For clarify, if less than twelve (12) months of vesting remain under the vesting schedule set forth in the Vesting Schedule paragraph above as of the effective date of such Termination, then the entire remaining unvested portion of the Option shall become vested as of the date such Release becomes irrevocable by Optionee.

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As used herein:

“Cause”	shall mean (1) any willful, material violation by Optionee of any law or regulation applicable to the business of the Company (or any successor, subsidiary, parent or affiliate of the Company), (2) Optionee’s conviction for, or guilty or nolo contendere plea to, any felony that adversely impacts the reputation or goodwill of the Company as determined by the Board (as defined in Section 19 of the Stock Option Agreement) in good faith, or any willful perpetration by Optionee of a common law fraud, (3) Optionee’s commission of an act of dishonesty which involves personal profit in connection with the Company (or any successor, subsidiary, parent or affiliate of the Company) or any other entity having a material business relationship with the Company, (4) a repeated pattern of unexcused absences that causes substantial failure by Optionee to perform the material duties as an officer, employee or director of the Company, (5) any continued failure or refusal by Optionee to perform the material, lawful, duties required of Optionee in Optionee’s capacity as an officer, employee or director of the Company (or any successor, subsidiary, parent or affiliate of the Company if Optionee are then primarily employed by such entity) or (6) a material breach of the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement or similar agreement entered into by Optionee and the Company; provided, however, that as to clauses (1), (3), (4), (5) and (6), Cause shall not exist unless the Company has first provided Optionee with written notice of the claimed grounds for Cause, and a reasonable opportunity of not less than thirty (30) days to cure, if curable, the claimed grounds.

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“Change of Control”	shall mean: (i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the stock of the Company in substantially the same proportions as immediately prior to such transaction), (ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a sale to a wholly-owned subsidiary or a sale of one or more business lines of the Company such that the Company does not liquidate and continues to operate at least one business line after such sale), or (iii) the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of stock of the Company by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. For clarity, an IPO (as defined in Section 19 of the Stock Option Agreement) is not a Change of Control.

“Good Reason”	shall mean the assignment of Optionee of duties, or limitation of Optionee’s responsibilities, materially inconsistent with Optionee’s position, duties, responsibilities and status with the Company (or any successor, subsidiary, parent or affiliate of the Company, as applicable), provided that neither a mere change in title alone nor reassignment following a Change in Control to a position that is substantially similar to the position held prior to the transaction shall constitute Good Reason or (ii) a material reduction by the Company (or any successor, subsidiary, parent or affiliate of the Company, as applicable) of Optionee’s annual base salary, unless such reduction affects all officers of the Company (or any successor, subsidiary, parent or affiliate of the Company, as applicable); provided however, that in order for circumstances to provide Good Reason for Optionee’s resignation, the following additional conditions must also be satisfied: (A) Optionee shall resign within six (6) months after the initial occurrence of the circumstance giving rise to Good Reason; (B) Optionee shall provide notice to the Company (or its successor, subsidiary, parent or affiliate of the Company, as applicable) of the circumstance giving rise to

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Good Reason within ninety (90) days after the initial existence of such circumstance; and (C) the Company (or its successor, subsidiary, parent or affiliate of the Company, as applicable) has a thirty (30) day period in which to cure such circumstance, if it is capable of being cured, and upon any such cure, Optionee shall not be considered to have Good Reason to resign.

Section 280G:

If any benefits provided for herein or otherwise constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and, but for this paragraph, would be subject to the excise tax imposed by Section 4999 of the Code, then payments and other benefits will be payable to Optionee, at Optionee’s election, either in full or in such lesser amounts as would result, after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, on Optionee’s receipt on an after-tax basis of the greatest amount of payments and other benefits, by first reducing the cash payments and then reducing the equity grants, in each case, pro rate between amounts subject to Section 409A of the Code and amounts not subject to Section 409A of the Code. Notwithstanding the foregoing, if any payment would be subject to excise tax imposed by Section 4999 but for this section, but would not be subject to such excise tax if the stockholder approval requirements of Section 280G(b)(5) of the Code are satisfied, the Company shall use its reasonable efforts to cause any such payment to be submitted for such approval prior to the event giving rise to such payment.

Notwithstanding any other term herein, if, at the time of Optionee’s separation of employment, Optionee are a “specified employee,” as defined in Treasury Regulation § 1.409A-l(i), to the extent delayed commencement of any portion of the payments or benefits to which Optionee are entitled under this Option is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, that portion of Optionee’s benefits shall not be provided to Optionee before the earlier of (a) six (6) months

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and one day after Optionee’s separation, or (b) the date of Optionee’s death. All payments deferred pursuant to this section shall be paid in a lump sum to Optionee on the date which is six months and one day after Optionee’ s separation or the date of Optionee‘s death, as applicable, and any remaining payments due under this agreement shall be paid as required by this Option. Notwithstanding any other term in this Option: (i) no amount that constitutes “deferred compensation” under Section 409A of the Code (“Section 409A”) shall be payable hereunder unless the termination of Optionee’s employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations. Any installment payment paid pursuant to this Option shall constitute a separate and distinct payment for purposes of Section 409A. Additionally, to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31st of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year. This Option shall be construed in a manner that complies with Section 409A of the Code and the United States Treasury Department’s implementing regulations for Section 409A of the Code so that none of the payments and benefits provided under this agreement will be subject to the additional tax imposed under Section 409A of the Code. All ambiguities in this Option shall be interpreted to comply with Section 409A of the Code and the Treasury Department’s implementing regulations for Section 409A of the Code.

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Early Exercise:	At any time prior to the Termination Date (as defined in Section 6 the Stock Option Agreement and the Expiration Date, Optionee may elect to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of such Shares. Any unvested Shares so purchased shall be subject to repurchase by the Company at the exercise price therefor within ninety (90) days after Optionee’s Termination Date, and to any other terms or restrictions the Board determines to be appropriate, and conditioned upon the Optionee executing an early exercise agreement in a form approved by the Board.

Termination Period:	Subject to the other terms and conditions herein, this Option may be exercised no later than the Expiration Date.

By your signature and the signature of the Company’s representative below, you agree that you have received a copy of the Stock Option Agreement, and you and the Company agree that the Option described herein shall be subject to the terms of such Stock Option Agreement.

OPTIONEE /s/ Roger M. Perlmutter	EIKON THERAPEUTICS, INC. /s/ Benjamin Thorner
Roger M. Perlmutter	Name: Benjamin Thomer Title: General Counsel & CBO

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EIKON THERAPEUTICS, INC.

STOCK OPTION AGREEMENT

1. Grant of Option. Eikon Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants to Roger M. Perlmutter (“Optionee”), an option (the “Option”) to purchase up to such number of shares of Common Stock (the “Shares”) as is set forth in the Amended and Restated Notice of Stock Option Grant, at the exercise price per share set forth in the Amended and Restated Notice of Stock Option Grant (the “Exercise Price”). Any terms capitalized but not earlier defined herein shall have the meaning ascribed to them in Section 19 hereof

2. Representations. Optionee hereby makes the following certifications and representations with respect to the issuance of the Option:

(a) Optionee is sufficiently aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Option. Optionee either has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons, or by reason of Optionee’s business or financial experience has the capacity to protect his own interests in connection with the issuance of this Option and any exercise of this Option. Optionee is acquiring the Option and any underlying shares (together, the “Securities”), for investment for his own account, and not with a view to, or for resale in connection with any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Optionee does not have any preset intention to transfer the Securities, to any person or entity. Optionee is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Optionee is able, without impairing his financial condition to hold the Securities for an indefinite period and have the Securities never result in any value and suffer a complete loss of his investment in any Shares.

(b) Optionee understands that the Securities have not been registered under the Securities Act by reason of the specific exemption set forth in Section 4(a)(2) thereof, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent and the representations set forth herein.

(c) Optionee understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, he must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Optionee acknowledges that the Company has no obligation to register or qualify the Securities for resale. Optionee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to the Company which are outside of his control, and which the Company is under no obligation to and may not be able to satisfy.

(d) Optionee understands that Optionee may suffer adverse tax consequences as a result of any exercise of the Option or disposition of the Shares. Optionee represents that Optionee has consulted any tax consultants Optionee deems advisable in connection with the issuance and exercise of the Option and Optionee is not relying on the Company for any tax advice.

(e) Optionee understands that Optionee may not transfer any Securities unless such Securities are registered under the Securities Act or unless, in the opinion of counsel to the Company, an exemption from such registration is available. Optionee understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Securities. Optionee has also been advised that an exemption from registration may not be available or may not permit Optionee to transfer all or any of the Securities.

(f) Optionee has been advised that under SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Securities and, in any event, requires that the Securities be held for certain minimum periods, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Optionee acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

3. Right to Exercise.

(a) Generally. This Option shall be exercisable during its Term in accordance with the Vesting Schedule set forth in the Amended and Restated Notice of Stock Option Grant as follows:

(i) This Option may not be exercised for a fraction of a Share.

(ii) In the event of Optionee’s death, Disability or other Termination, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in Section 3(i) above.

(iii) In no event may this Option be exercised after the Expiration Date of this Option as set forth in the Amended and Restated Notice of Stock Option Grant.

(b) Early Exercise. At any time prior to the full vesting of this Option and prior to the Termination Date, Optionee may elect, prior to the Expiration Date, to exercise all or part of this Option, including the unvested portion of this Option; provided, however, that:

(i) a partial exercise of this Option shall be first for the vested Shares, and second for any unvested Shares;

(ii) any Shares purchased upon exercise that have not vested as of the date of exercise shall be subject to a repurchase option in favor of the Company, at the per-share exercise price therefor, within ninety (90) days of the Termination Date, as further described in the Company’s Early Exercise Stock Purchase Agreement in the form approved by the Board (the “Early Exercise Agreement”);

(iii) the Early Exercise Agreement shall have a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(iv) Optionee shall execute and deliver to the Company the Early Exercise Agreement and all attachments thereto (in lieu of the Notice of Exercise) and shall deliver to the Company full payment for all Shares subject to the early exercise election.

4. Method of Exercise; Number of Shares of Stock. Subject to the terms and conditions of this Option, Optionee may exercise this Option in whole or in part for the amount of Shares that are vested (and if Optionee elects to exercise this Option for any unvested Shares pursuant to Section 3(b) above, such unvested Shares) at any time or from time to time, on any business day on or before the Expiration Date, for up to such number of Shares at the Exercise Price, by surrendering this Option at the principal offices of the Company, with the Notice of Exercise attached hereto as Exhibit A duly executed by Optionee for any vested Shares (and the Early Exercise Agreement duly executed by Optionee for any unvested Shares), payment of an amount equal to the product obtained by multiplying (a) the number of Shares to be purchased by Optionee by (b) the Exercise Price, as determined in accordance with the terms hereof.

(a) Form of Payment. Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to Optionee, (iv) upon approval of the Board, a full-recourse promissory note, (v) net exercise pursuant to Section 4(c) below, or (vi) any combination of the foregoing.

(b) Date of Exercise. This Option shall be deemed to be exercised upon receipt by the Company of a duly executed Notice of Exercise (or Early Exercise Agreement, as applicable) accompanied by the full and applicable form of payment.

(c) Net Exercise Election. Subject to the other terms and conditions herein, Optionee may elect to convert all or a portion of this Option, without the payment by Optionee of any additional consideration, by the surrender of this Option, or such portion hereof, to the Company, with the net exercise election selected in the Notice of Election attached hereto at Exhibit A (or Early Exercise Agreement, as applicable) duly executed by Optionee, into the number of Shares that is obtained under the following formula:

X=Y	(A-B)
A

Where

X = the number of net Shares of Common Stock to be issued to the Holder pursuant to this Section 4(c) as a result of exercising Y (as defined below).

Y = the number of Shares of this Option that Optionee elects to exercise.

A = the Fair Market Value of one share of Common Stock.

B = the Exercise Price.

The Company will promptly respond in writing to an inquiry by Optionee as to the then current Fair Market Value of one share of Common Stock.

5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, or any requirement of any stock exchange upon which the Shares may then be listed. Assuming compliance with such laws and requirements, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. Termination of Relationship. In the event of a Termination of Optionee, Optionee may, to the extent otherwise so entitled at the date of such Termination (the “Termination Date”), exercise this Option during the Term. To the extent that Optionee was not entitled to exercise this Option at such Termination Date (after giving effect to any acceleration of vesting and exercisability), or if Optionee does not exercise this Option within the Term, the Option shall terminate.

7. Disability of Optionee.

(a) Notwithstanding the provisions of Section 6 above, in the event of Termination of Optionee as a result of Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, no event later than the Expiration Date set forth in the Amended and Restated Notice of Stock Option Grant, exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date. To the extent that Optionee was not entitled to exercise the Option as of the Termination Date, or if Optionee does not exercise such Option (to the extent so entitled) within the time specified in this Section 7(a), the Option shall terminate.

(b) Notwithstanding the provisions of Section 6 above, in the event of Termination of Optionee as a result of Disability not constituting a total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, no event later than the Expiration Date set forth in the Amended and Restated Notice of Stock Option Grant, exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date. To the extent that Optionee was not entitled to exercise the Option at the Termination Date, or if Optionee does not exercise such Option (to the extent so entitled) within the time specified in this Section 7(b), the Option shall terminate.

8. Death of Optionee. Notwithstanding the provisions of Section 6 above, in the event of the death of Optionee (a) during the Term of this Option and while an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company and having been in continuous status as an employee, officer, director or consultant since the date of grant of the Option, or (b) after Optionee’s Termination Date, the Option may be exercised at any time but in no event later than the Expiration Date set forth in the Amended and Restated Notice of Stock Option Grant, by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the Termination Date.

9. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

10. Term of Option. This Option may be exercised only within the Term.

11. Tax Consequences.

(a) Tax Advice. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF EXERCISE OF THIS OPTION OR DISPOSITION OF THE SHARES EXERCISED. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OR WILL CONSULT WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE PRIOR TO THE EXERCISE OF THIS OPTION OR DISPOSITION OF THE EXERCISED SHARES. OPTIONEE CONFIRMS THAT IT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

(b) Exercise of Non-Qualified Stock Option. There may be a regular federal income tax liability and state income tax liability upon the exercise of the Option. Optionee may be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(c) Disposition of Shares. As of the date of this Stock Option Agreement, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. As of the date of this Stock Option Agreement, the long-term capital gain will be taxed for federal income tax and alternative minimum tax purposes at then-prevailing tax rates upon a transfer of the Shares. There may be additional long-term holding requirements under state law.

12. Withholding Tax Obligations. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. If Optionee is subject at the time of exercise of this Option to Section 16(b) of the Exchange Act (an “Insider”), Optionee may provide for payment of Optionee’s minimum statutory withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

13. Market Standoff Agreement. In connection with the IPO and upon request of the Company or the underwriters managing such underwritten offering of the Company’s securities, Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days, except that such period may be increased as reasonably deemed necessary by the managing underwriter(s) to comply with Conduct Rule 2711 of the National Association of Securities Dealers or Rule 472 of the New York Stock Exchange or similar requirements) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s IPO.

14. Limitations on Transfer of Exercised Shares. In addition to any other limitation on transfer created by applicable securities laws, following exercise of this Option, Optionee shall not assign, encumber or dispose of any interest in the exercised Shares except in compliance with the provisions below and applicable securities laws.

(a) Right of First Refusal. Before any Shares exercised by Optionee or held by any transferee of Optionee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase such Shares on the terms and conditions set forth in this Section 14(a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 14(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 14(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 14 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 14(a) notwithstanding, the transfer of any or all of the Shares during Optionee’s lifetime or on Optionee’s death by will or intestacy to Optionee’s Immediate Family (as defined below) or a trust for the benefit of Optionee’s Immediate Family shall be exempt from the provisions of this Section 14(a). “Immediate Family” as used herein shall mean spouse, child or other lineal descendant, antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 14, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 14.

(b) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Stock Option Agreement, of any transfer by operation of law or other involuntary transfer (including divorce or death, but excluding, in the event of death, a transfer of Immediate Family as set forth in Section 14(a)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have the right to purchase all of the Shares transferred at the greater of the purchase price paid by Optionee pursuant to this Stock Option Agreement or the Fair Market Value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice by the person acquiring the Shares.

(c) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Stock Option Agreement. Any sale or transfer of the Shares shall be void unless the provisions of this Stock Option Agreement are satisfied.

(e) Termination of Rights. The Right of First Refusal, the Company’s right to repurchase the Shares in the event of an involuntary transfer pursuant to Section 14(b) above, and the other provisions of this Section 14 shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act.

15. Ancillary Agreements.

(a) Voting Agreement. As a condition to receipt of this Option, and concurrently with the exercise of this Option, in the event that Optionee is not then a Common Holder party to that certain Amended and Restated Voting Agreement dated December 3, 2021 by and among the Company and certain equity holders of the Company thereto, as such agreement may be amended, modified or superseded from time to time (the “Voting Agreement”), Optionee shall execute and be deemed to be a “Common Holder” under the Voting Agreement, and shall be bound by the provisions thereof. Optionee also agrees to execute a counterpart signature page to the Voting Agreement concurrently with the exercise of this Option or at any other time if requested by the Company. A copy of the Voting Agreement is available from the Company.

(b) Co-Sale Agreement. As a condition to receipt of this Option, and concurrently with the exercise of this Option, in the event that Optionee is not then a Key Holder party to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated December 3, 2021 by and among the Company and certain equity holders of the Company thereto, as such agreement may be amended, modified or superseded from time to time (the “Co-Sale Agreement”), Optionee shall execute and be deemed to be a “Key Holder” under the Co-Sale Agreement. Optionee also agrees to execute a counterpart signature page to the Co-Sale Agreement concurrently with the exercise of this Option or at any other time if requested by the Company. In the event there is any conflict between any term set forth in the Co-Sale Agreement shall govern and control. A copy of the Co-Sale Agreement is available from the Company.

16. Adjustment of Shares. In the event that the number of outstanding shares of the Company’s common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, consolidation, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, or split-up, then the Exercise Price of and number of Shares subject to this Option while outstanding will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Board, and provided, further, that the Exercise Price of the Option may not be decreased to below the par value of the Shares.

17. Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Optionee. After Shares are issued to the Optionee, the Optionee will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

18. No Obligation to Employ. Nothing in this Option will confer or be deemed to confer on the Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

19. Definitions. As used in this Option, the following terms will have the following meanings:

“Board” means the Board of Directors of the Company. “Code” means the Internal Revenue Code of 1986, as amended.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Board.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)

if the Common Stock is publicly traded and listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine);

(b)

if the Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine);

(c)	if none of the foregoing is applicable, by the Board in good faith.

“IPO” means an underwritten initial public offering of the Company’s Common Stock.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Term” means the period commencing with the Date of Grant and ending on the Expiration Date.

“Terminate”, “Terminated” or “Termination” means, for purposes of this Option with respect to the Optionee, that the Optionee has for any reason ceased to provide services as an employee, officer, director, or consultant to the Company or a Parent or Subsidiary of the Company, as determined in the sole discretion of the Board. The Optionee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Board and issued and promulgated in writing. If the Optionee is on (i) sick leave, military leave or (iii) an approved leave of absence, the Board may make such provisions respecting suspension of vesting of this Option while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may this Option be exercised after the expiration of the Term. The Board will have sole discretion to determine when and whether Optionee has ceased to provide services to the Company.

20. Miscellaneous.

(a) Governing Law. This Option and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. The Amended and Restated Notice of Stock Option Grant is hereby incorporated by reference. This Stock Option Agreement (including the Amended and Restated Notice of Stock Option Grant) and the other agreements expressly referenced herein set forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment of this Stock Option Agreement, nor any waiver of any rights under this Stock Option Agreement, shall be effective unless in writing signed by the parties to this Stock Option Agreement. The failure by either party to enforce any rights under this Stock Option Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Stock Option Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Stock Option Agreement, (ii) the balance of this Stock Option Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Stock Option Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Stock Option Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Stock Option Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Stock Option Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Stock Option Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of sending, if sent during normal business hours of the recipient, by confirmed e-mail or confirmed facsimile with such confirmation printed, and if not sent at normal business hours, then on the next business day; (iii) at the time of delivery if sent by express overnight courier; or forty eight (48) hours after deposit in the United States mail by certified or registered mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile or e-mail will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number or e-mail set forth below the signature lines of this Stock Option Agreement or at such other address or facsimile number or e-mail as such other party may designate by one of the indicated means of notice herein to the other party hereto.

(f) Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Stock Option Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Except as provided in Section 9, the rights and obligations of Optionee under this Stock Option Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

EIKON THERAPEUTICS, INC.		ROGER M. PERLMUTTER

By:	/s/ Benjamin Thorner	By:	/s/ Roger M. Perlmutter
Name:	Benjamin Thorner
Title:	General Counsel & CBO

Address:		Address: [***]
929 Point Eden Way		E-mail: [***]
Hayward, CA 94545		Dated: 5/6/2025
General Counsel
Email:
Dated: May 6, 2025

EXHIBIT A

NOTICE OF EXERCISE

Eikon Therapeutics, Inc.

3929 Point Eden Way

Hayward, CA 94545

Date of Exercise: __________

Ladies and Gentlemen:

This constitutes notice under my stock option identified below that I elect to purchase the number of shares of Common Stock of Eikon Therapeutics, Inc. (the “Company”) set forth below for the price set forth below.

Stock Option dated:
Number of shares as to which Option is exercised:
Certificates to be issued in name of:
Total exercise price:	$
Select (a) or (b) below:
(a) Cash payment delivered herewith:	$

Or

(b) The undersigned elects to convert the Option into shares of Common Stock by net exercise election pursuant to Section 4(c) of the Option. This conversation is exercised with respect to the number shares set forth above covered by the Option.

By this exercise, I agree (i) to provide such additional documents as the Company may require or reasonably request; and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligations, if any, relating to the exercise of this Option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I am sufficiently aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. I am purchasing the Shares for investment for my own account, and not with a view to, or for resale in connection with any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “1933 Act”) or under any applicable provision of state law. I do not have any present intention to transfer the Shares to any person or entity. I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition to hold the Shares for an indefinite period and to suffer a complete loss of his or her investment in the Shares.

I understand that the Shares have not been registered under the 1933 Act by reason of the specific exemption set forth in Section 4(a)(2) thereof, which exemption depends upon, among other things, the bona fide nature of my investment intent and the representations set forth herein.

I understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.

I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I represent that I have consulted any tax consultants I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice.

I understand that I may not transfer any Shares unless such Shares are registered under the 1933 Act or unless, in the opinion of counsel to the Company, an exemption from such registration is available. I understand that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. I have also been advised that an exemption from registration may not be available or may not permit me to transfer all or any of the Shares.

I have been advised that under SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six months, and in certain cases one year, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. I acknowledge and understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

I understand that the Shares are subject to a right of first refusal in favor of the Company, which is applicable on both voluntary and involuntary transfers of the Shares, as set forth in Sections 14 and 15 of the stock option agreement pursuant to which the Shares were issued. I understand that the Shares may be subject to other restrictions on transfer or restrictions on voting. Any transferee of the Shares will be subject to all such restrictions.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

In connection with the underwritten offering of the Company’s Common Stock under the 1933 Act, I agree, upon request of the Company or the underwriters managing such underwritten offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days, except that such period may be increased as reasonably deemed necessary by the managing underwriter(s) to comply with Conduct Rule 2711 of the National Association of Securities Dealers or Rule 472 of the New York Stock Exchange or similar requirements) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

Very truly yours,

Roger M. Perlmutter